Filed with the Commission on September 28, 2020
 Registration Number 333-232845

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Number Two

to

FORM S-1

Registration Statement under the Securities Act of 1933

CoJax Oil and Gas Corporation

(Exact name of Registrant as specified in its charter)

Virginia	1311	82-3270504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification No.)

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeffrey J. Guzy, Chief Executive Officer and Chairman of the Board of Directors

CoJax Oil & Gas Corporation

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul W. Richter, Esq.

PW Richter, plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

(804) 644-2182

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

DEREGISTRATION OF UNSOLD SECURITIES/EXPLANATORY NOTE

CoJax Oil and Gas Corporation, a Virginia corporation, (the “Registrant”) is filing this Post-Effective Amendment Number Two to Form S-1 Registration Statement (Commission File Number 333-232845) (“Registration Statement”) for the sole purpose of deregistering all of the 3,000,000 shares of Common Stock, $0.01 par value per share, (“Common Stock”) registered under the Registration Statement.  The Registration Statement was initially filed on July 26, 2019 and declared effective on August 12, 2019. No shares of Common Stock were sold under the Registration Statement.

On September 21, 2020, the Registrant filed with the Commission a request to withdraw the Post-Effective Amendment Number One to the Registration Statement (as filed with the Commission on September 10, 2020) (“Post-Effective Amendment Number One”), which withdrawal request was a result of the Registrant determining that any further public offerings of the shares of Common Stock would require a new registration statement under the Securities Act of 1933, as amended, being filed with the Commission. Registrant may offer the shares in a new Form S-1 registration statement under the Securities Act of 1933, as amended, or may offer the shares in a private placement. No shares of Common Stock were offered or sold under the Post-Effective Amendment Number One.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment Number Two to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on September 28, 2020.

By:  /s/Jeffrey J. Guzy

Jeffrey J. Guzy, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment Number Two to the Form S-1 Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on September 28, 2020.

SignatureTitle

/s/ Jeffrey J. GuzyChief Executive Officer and Chairman of the Board

Jeffrey J. Guzyof Directors (principal executive officer and sole director)

/s/ Wm. Barrett WellmanChief Financial Officer (principal financial officer)

Wm. Barrett Wellman